Exhibit 10.2
RENEWAL AGREEMENT
THIS RENEWAL AGREEMENT, dated as of May 7, 2025 (the “Agreement”), is entered into between Cottonwood Capital Management, Inc., a Delaware corporation (“CCMI”), and Cottonwood Communities Advisors, LLC, a Delaware limited liability company (“CCA”).
WHEREAS, Cottonwood Communities, Inc., a Maryland corporation (the “REIT”), is taxed and operates in a manner that allows it to qualify as a real estate investment trust for U.S. federal income tax purposes;
WHEREAS, CCMI and CCA are parties to the Reimbursement and Cost Sharing Agreement dated May 7, 2021 (the “Sharing Agreement”) as renewed annually;
WHEREAS, the Sharing Agreement expires on May 7, 2025, subject to an unlimited number of successive one-year renewals;
WHEREAS, CCMI desires to continue to make available to CCA certain employees of CCMI as set forth on Schedule I of the Sharing Agreement (collectively, the “Employees”), and CCA desires to continue to utilize the Employees, on the terms set forth in the Sharing Agreement;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:
1. Term. In accordance with the provisions of Section 1.4 of the Sharing Agreement, the term of the Sharing Agreement is hereby renewed for an additional one-year term, and notwithstanding the language in Section 1.4 of the Sharing Agreement is acknowledged and agreed by the Parties to be a one-year term commencing May 7, 2025 and ending May 7, 2026.
2. Ratification; Effect on Sharing Agreement. The Sharing Agreement shall remain in full force and effect and is hereby confirmed in all respects. On and after the date hereof, each reference in the Sharing Agreement to “this Agreement,” “herein,” “hereof,” or words of similar import will mean and be a reference to the Sharing Agreement as renewed hereby.
3. Modification. This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.
4. Construction; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without regard to principles of conflicts of laws. Any suit involving any dispute or matter arising under this Agreement may only be brought in the federal or state courts located in the State of Utah. Each of the parties hereto consents to the exercise of personal jurisdiction by such courts with respect to all such proceedings. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY AND VOLUNTARILY WAIVES ANY AND ALL RIGHTS TO A JURY TRIAL, TO THE FULLEST EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST, IN ANY PROCEEDING, CLAIM, COUNTER-CLAIM OR OTHER ACTION INVOLVING ANY DISPUTE OR MATTER ARISING UNDER THIS AGREEMENT.
5. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when the counterparts hereof, taken together, bear the signatures of all of the parties reflected hereon as the signatories.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Renewal Agreement as of the date and year first above written.

COTTONWOOD CAPITAL MANAGEMENT, INC., a Delaware corporation

By:	/s/ Gregg Christensen
Gregg Christensen, Chief Legal Officer

COTTONWOOD COMMUNITIES ADVISORS, LLC, a Delaware limited liability company

By:	/s/ Gregg Christensen
Gregg Christensen, Chief Legal Officer

Schedule I

Gregg Christensen- Chief Legal Officer
Susan Hallenberg- Chief Accounting Officer
Elky Wong- Assistant Controller
Aaron Torriente- VP of Tax
Whitney Law- Director of Tax
HR personnel to be identified by the parties
IT personnel to be identified by the parties